UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

NITCHES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]	No fee required.
[x]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

Common Stock

	2)	Aggregate number of securities to which transaction applies:

600,000 Shares

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$4.55 per share

	4)	Proposed maximum aggregate value of transaction:

$2,730,000

	5)	Total fee paid:

$292.11
[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party
	4)	Date Filed

NITCHES, INC.
10280 Camino Santa Fe
San Diego, California 92121
____________________

CONSENT SOLICITATION STATEMENT

To Our Shareholders:

     The Board of Directors of Nitches, Inc. (“Nitches”) is soliciting your consent to and ratification of Nitches' recent acquisition of the Home Décor business that Nitches acquired from Taresha, LLC (“Taresha”) effective July 1, 2006 (the “Acquisition”).

     We completed the Acquisition pursuant to the terms of an Asset Purchase and Sale Agreement dated as of July 1, 2006 (the “Acquisition Agreement”) between Nitches and Taresha. Under the terms of the Acquisition Agreement:

  Nitches acquired from Taresha substantially all of the assets related to Taresha's Home Décor line of business.

  Nitches issued to Taresha 600,000 shares of our common stock which we valued for purposes of the Acquisition at $4.55 per share.

See "Terms of the Acquisition" below. Our Board of Directors unanimously approved the Acquisition and the transactions contemplated by the Acquisition Agreement at a board meeting which took place on June 23, 2006.

     Subsequent to closing the Acquisition it was determined, that because of certain related party aspects of the transaction, compliance with Nasdaq's Marketplace Rules called for shareholder consent for the Acquisition. We are soliciting this consent as part of an agreement with Nasdaq to bring Nitches in compliance with the Marketplace Rules.

     We are soliciting the approval of Nitches' shareholders of the Acquisition by written consent, and in lieu of a meeting of shareholders, because the Board of Directors believes that it is in the best interests of Nitches and its shareholders to solicit such approval in the most cost effective manner.

     We intend to mail this consent solicitation statement and accompanying consent card on or about November 15, 2006. The consent solicitation statement is being mailed to the holders of record of our common stock as of the close of business on November 10, 2006. This date is referred to as the “record date.” Written consents of the shareholders representing a majority of the voting power of the common stock as of the record date are required to approve this proposal.

     Our principal executive offices are located at 10280 Camino Santa Fe, San Diego, California 92121, and our telephone number is (858) 625-2633.

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THE CONSENT PROCEDURE

General

     This proposal to approve the terms of the Acquisition Agreement is submitted for shareholder approval by written consent in lieu of calling a meeting of the shareholders to vote on this matter. The form of written consent is enclosed with this Consent Solicitation Statement.

     Only holders of record on November 10, 2006, the record date, will be entitled to consent to the proposal. On the record date there were 5,253,507 shares of our common stock outstanding, including the 600,000 shares issued to Taresha in connection with the Acquisition. The shares issued to Taresha in connection with the Acquisition are subject to a lock up agreement and will not be voted. Accordingly, the number of common shares entitled to vote on the proposal is 4,653,507 shares of common stock.

     A majority of the outstanding shares entitled to vote as of the record date are required to approve the proposal. Abstentions and broker non-votes will have the effect of a vote against the proposal. A consent card that has been signed, dated and delivered to us without any of the boxes for approval, withholding of consent, or abstention checked will constitute a consent for the proposal.

     Consents, once dated, signed and delivered to us at the address set forth below, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to us at the address set forth below on or before the time that we have received written consents from holders of a majority of the outstanding voting power of the common stock. The proposal will be approved at such time as we hold unrevoked written consents of shareholders approving the amendment representing a majority of the outstanding shares of common stock as of the record date.

     Written consents may be delivered to us at the following address:

NITCHES, INC.
10280 Camino Santa Fe
San Diego, California 92121

     Your consent is important regardless of the number of shares of stock that you hold. Your cooperation in promptly returning your consent will help limit expenses incident to consent solicitation.

Expense of Consent Solicitation

     We will pay all of the costs of solicitation. Directors and officers, or employees of ours, may also solicit consents in person or by mail, telephone or telecopy.

Absence of Appraisal Rights

     Shareholders who dissent or withhold from voting their shares do not have the right to an appraisal of their shares of common stock or any similar dissenters’ rights under applicable law.

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APPROVAL OF THE HOME DÉCOR ACQUISITION

     This proposal is submitted for shareholder approval by written consent in lieu of calling a meeting of the shareholders to vote on this matter.

The Home Décor Business

     Taresha's address is 99 New Hook Road, Unit #1, Bayonne, NJ 07002. Since 2002, Taresha had been designing, selling, importing, and distributing home decor products, primarily candles, candle accessories, bath décor accessories, picture frames, tabletop, and general glass décor, to many levels of distribution through company owned brands, licensed national brands, and retailer private label programs. Taresha’s branded product lines include:

  Michael Coffindaffer Home - Upscale designer candle and home decor accessory product with a “sophisticated” point of view.

  MC Home - Basic and seasonal candles and décor with an upscale flavor and many differentiated designs, fragrances, and fabrics.

  Bill Blass® Home Décor - Branded home décor with classic styling for today’s home.

  Newport Blue® - Exciting, fun, resort-styled home décor developed around the national brand.

     Products bearing these brands are sold to better department stores, specialty home décor stores, moderate department stores, home décor catalog companies, warehouse clubs, and national and regional chain stores. The company also developed, designed and manufactured private label product for many key home décor retailers and catalogs.

     In connection with the Acquisition, Nitches acquired order backlog for Taresha Home Décor products of approximately $2.1 million, with an estimated $800,000 on order for shipment to customers by August 31, 2006, and the remaining $1.3 million for shipment during the first quarter of Nitches’ fiscal 2007. The Home Décor business had total sales volume of approximately $6.3 million for calendar year 2005 and we expect the Home Décor business to exceed this total by 25% for calendar 2006. Traditionally almost 60% of Taresha’s Home Décor volume is recorded in the second half of the calendar year.

The Purpose of the Acquisition

     The purpose of the Acquisition was to expand and diversify our revenue stream while capitalizing on our international sourcing, domestic distribution infrastructure and platform, along with access to our key retailers to support continued organic growth of the Home Décor business.

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     We acquired the Home Décor business with the intention to operate it as a new line of product. As part of the Acquisition we retained key executives in product development, sales and production. Home Décor President Ron Mangini and Senior Vice President of Product Development Michael Coffindaffer have collaborated for six years, building on their combined experience of almost twenty-five years in the home décor category.

Terms of the Acquisition

     On July 1, 2006, we entered into the Acquisition Agreement with Taresha pursuant to which we agreed to acquire from Taresha the assets associated with its Home Décor line of business. The principal terms of the Acquisition, were as follows:

  We acquired substantially all of the assets of Taresha related to the Home Décor line of business, including intellectual property, inventories, order backlog, contract rights, and goodwill. We did not acquire, and the assets excluded, any cash or cash equivalents, securities, certain inventory and receivables.

  The purchase price for the assets was 600,000 shares of our common stock, which, for purposes of the Acquisition were valued at $4.55 per share (based on the average closing price for the common stock for the ten trading days between June 7 and June 20, 2006), resulting in a total purchase price of $2,730,000.

  In connection with the Acquisition, each party made certain standard representations and warranties to the other including due organization of their respective company; that the Acquisition had been duly authorized; the execution and performance of the Acquisition Agreement would not violate any charter documents or regulation affecting the party; the Acquisition would not case a breach of any material agreement affecting a party; compliance with applicable laws; and the absence of any material litigation pending against a party. In addition, Taresha made certain representations about the accuracy of financial information provided to Nitches, title to, and the condition of, its assets; the status of material contracts; its intellectual property rights; the payment of taxes; and the absence of certain material adverse events.

  Each of Nitches, on the one hand, and Taresha, on the other hand, agreed to indemnify the other, up to the amount of the purchase price, for liabilities, claims or actions resulting from a material breach or failure to perform the obligations contained in the Acquisition Agreement.

  No state or federal regulatory authority approvals were required in connection with the Acquisition.

     The foregoing summary of the Acquisition Agreement is qualified in its entirety by reference to the complete text of the Acquisition Agreement. We urge you to read the actual text of the Acquisition Agreement in its entirety which is set forth as Appendix "A" to this Consent Solicitation Statement.

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Related Parties and Nasdaq Marketplace Rule 4350(i)(1)(C)

     None of our directors or executive officers had or has any interest, direct or indirect, by security holdings or otherwise, in Taresha. At the time of the Acquisition, Taresha was majority owned and under the control of Mr. Haresh Tharani. Mr. Tharani was, and continues to be a shareholder of Nitches. When we acquired the Home Décor business, Mr. Tharani was the beneficial owner of 371,000 shares of Nitches common stock, which represented 9.4% of our outstanding outstanding.

     Mr. Tharani's interest in Taresha was reported in our Current Report on Form 8-K announcing the Acquisition, which was filed with the Securities and Exchange Commission on June 28, 2006. Mr. Tharani had previously acquired 300,000 shares of our common stock in connection with the sale of his ownership interest in Designer Intimates, Inc. to Nitches. That transaction closed on October 24, 2005 and was reported in our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on October 31, 2005. Mr. Tharani was not, at the time of either transaction, an officer or director of Nitches, and there are no arrangements or agreements in place for Mr. Tharani to become an officer or director of Nitches.

     On September 20, 2006, Nasdaq notified us that it had determined that Mr. Tharani’s stockholdings prior to the Acquisition rendered him a "substantial shareholder" of Nitches. Under Nasdaq Marketplace Rule 4350(i)(1)(C) any transaction between an issuer and a substantial shareholder must be approved by the shareholders if: (i) it involves a sale of stock or assets, (ii) the substantial shareholder has more than a 5% interest in the target company or assets being acquired, and (iii) the consideration to be paid could result in an increase in more than 5% of the issuer's outstanding common stock. At the time of the Acquisition, Mr. Tharani owned a controlling interest in the equity of Taresha and the shares Nitches issued in the transaction amounted to almost 13% of the common stock outstanding at the time. We issued a press release and filed a Current Report on Form 8-K concerning Nasdaq's determination on September 25, 2006.

     In order for Nitches to regain compliance with the Marketplace Rule, Taresha entered into a lock up agreement that restricts the transfer, voting and dividend rights of the 600,000 shares issued to it in the Acquisition until such time, if ever, that we receive shareholder approval for the Acquisition. Accordingly, the Board of Directors of the Company is now soliciting your consent to the Acquisition Agreement pursuant to this Consent Solicitation. Upon obtaining shareholder consent to the transaction, the lock up agreement will expire.

The Board of Directors Recommends that the Shareholders
Approve the Home Décor Acquisition.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The following table sets forth, as of November 1, 2006, certain information with respect to the beneficial ownership of common stock by (a) each person known by the Company to be the beneficial owner of more than 5% of its outstanding common stock, (b) the Company's directors, (c) the Company’s named executive officers, and (d) all directors and executive officers as a group. Except as noted below, to the best of the Company's knowledge, each of such persons has sole voting and investment power with respect to the shares beneficially owned.

	Amount and
	Nature of
	Beneficial	Percent of Class
Name and Address of Beneficial Owner (1)(2)	Ownership (3)	Outstanding

Officers and Directors
Steven P. Wyandt (4)	1,298,349	24.7%
Eugene B. Price II	69,417	1.3%
Michael. D. Sholtis	10,000	0.2%
All directors and current officers as a group (5 persons)	1,377,766	26.2%

5% Shareholders
Haresh T. Tharani (5)
1400 Broadway, 33rd Floor
New York, NY 10018	971,000	18.5%

Arvind Singh (6)
3246 Story Rd.
Irving, TX	300,000	5.7%

Raji Singh (6)
3246 Story Rd.
Irving, TX	300,000	5.7%
____________________

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Nitches, Inc., 10280 Camino Santa Fe, San Diego, CA 92121.
(2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed.
(3) The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/ or minor children of an individual
(4) A portion of the shares of Steven P. Wyandt are owned indirectly in Trusts, the terms of which establish sole voting power in Mr. Wyandt.
(5) Includes 300,000 restricted shares (adjusted for the 200% stock dividend of January 3, 2006) that Mr. Tharani received as a result of the Company's acquisition of Designer Intimates, Inc. as well as the 600,000 restricted shares beneficially owned by Mr. Tharani through Taresha LLC that were issued in the transaction that is the subject of this consent solicitation.
(6) Includes 300,000 restricted shares registered in the name of Impex, Inc. received as a result of Nitches' recent acquisition of Saguaro LLC. The shareholder owns a 50% interest in Impex, Inc.

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WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS
THAT THE SHAREHOLDERS APPROVE THE PROPOSAL.

By Order of the Board of Directors

Steven P. Wyandt, Chairman

San Diego, California
November __, 2006

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APPENDIX “A”

ASSET SALE AND PURCHASE AGREEMENT

     This ASSET SALE AND PURCHASE AGREEMENT (the "Agreement") is entered into as of July 1, 2006, between Nitches, Inc., a California corporation (the "Buyer"), and Taresha, LLC., a New Jersey limited liability corporation (the "Seller").

Background

     WHEREAS, the Seller is in the business of designing, selling, importing, and distributing decorative accessories for the home (the "Business"); and

     WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Seller desires to sell, transfer, and assign to the Buyer, and the Buyer desires to purchase from the Seller, all of the Purchased Assets, as hereinafter defined;

     NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

     1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

          "Affiliate" shall mean, with respect to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For these purposes, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management of any Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Losses" shall have the meaning set forth in Section 8.3.

          "Business" shall have the meaning set forth in the Background to this Agreement.

          "Buyer" shall have the meaning set forth in the preamble to this Agreement.

          "Buyer's Common Stock" shall have the meaning set forth in Section 3.2.

          "Buyer Indemnified Parties" shall have the meaning set forth in Section 8.1.

          "Cash" shall have the meaning set forth in Section 2.2.

          "Closing" and "Closing Date" shall have the meanings set forth in Section 3.1.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

          "Contract" shall mean any contract, indenture, mortgage, deed of trust, note, instrument, lease, license, arrangement or other agreement, whether oral or written and/or other agreements.

          "Excluded Assets" shall have the meaning set forth in Section 2.2.

          "GAAP" shall mean United States generally accepted accounting principles, as consistently applied.

          "Governmental Entity" shall mean any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing, arbitration panel, commission or other similar dispute resolving panel or body.

          "Indemnity Cap" shall have the meaning set forth in Section 8.3.

          "Intellectual Property" shall have the meaning set forth in Section 2.1(a).

          "Inventories" shall have the meaning set forth in Section 2.1(b).

          "Law" shall have the meaning set forth in Section 2.2(b).

          "Liabilities" shall mean any and all debts and liabilities, whether accrued or fixed, absolute, contingent or otherwise, matured or unmatured, determined or determinable, including without limitation, (i) those arising under an applicable law, rule, ordinance, statute; judgment or decree, and (ii) those arising under any Contract, commitment or undertaking.

          "Lien" shall mean any mortgage, charge, pledge, lien, security interest, claim, encumbrance or restriction of any kind or nature except restrictions, liabilities or obligations of any kind or nature that arise by virtue of any of the Transaction Documents or restrictions that are imposed by the copyright, trademark or securities laws generally.

          "Losses" shall mean any and all losses, shortages, damages, liabilities, claims, actions, causes of action, expenses, including reasonable attorneys and accountants and other professional fees and expenses, assessments, Taxes, including interest or penalties thereon, sustained, suffered or incurred by any indemnified party that are the subject of an indemnity provided under Article VIII.

          "Material Contract" and "Material Contracts" shall have the meaning set forth in Section 2.1(c).

          "Person" shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

          "Prime Rate" shall mean the rate of interest publicly announced by Citibank N.A. as its prime rate as announced from time to time at its principal place of Business in California, California.

          "Proceeding" shall mean any suit, litigation, arbitration, proceeding, including any civil, criminal, administrative, investigative or appellate proceeding, or prosecution.

          "Purchase Price" shall have the meaning set forth in Section 3.2.

          "Purchased Assets" shall have the meaning set forth in Section 2.1.

          "Receivables" shall have the meaning set forth in Section 2.2(a).

          "Seller" shall have the meaning set forth in the preamble to this Agreement.

          "Seller Financial Statements" shall have the meaning set forth in Section 4.8.

          "Seller Indemnified Parties" shall have the meaning set forth in Section 8.2.

          "Seller Material Adverse Effect" shall mean a material adverse effect on the results of operations, financial condition, Business or assets of the Seller on a collective basis, in light of the applicable circumstances.

          "Stock Consideration" shall have the meaning set forth in Section 3.2(a).

          "Tax" and "Taxes" shall mean any material federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, or similar, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes filed with any taxing authority, including any schedule or attachment thereto and including any amendment thereof.

          "Third Party Claim" shall have the meaning set forth in Section 8.4(b).

          "To the knowledge of" a party hereto shall mean, as to such party, the actual knowledge and any assertion of a claim, dispute, right, demand or other state of facts set forth in a writing received by such party.

          "Transaction Documents" shall mean this Agreement and any other agreements executed and delivered by the parties in connection with the transactions contemplated hereby.

ARTICLE II
SALE AND PURCHASE OF ASSETS

     2.1 Sale and Purchase of Assets. On the terms and subject to the conditions hereof, at the Closing, as hereinafter defined, the Seller will sell, transfer, convey, assign, and deliver to the Buyer, and the Buyer will purchase and accept, all right, title, and interest of Seller, in and to all rights, properties, and assets of every kind, character, and description, wherever located and whether tangible or intangible, real or personal, or fixed or contingent, of Seller set forth below in this Section 2.1, in each case free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and encumbrances of any nature, including pledges, defect or objection liens, easements, encroachments, or restrictions of any kind and other title or interest retention arrangements, reservations, or limitations of any nature whatsoever (collectively, "Liens"), including the rights, properties, and assets described in this Section 2.1, all as they exist on the Closing Date (collectively, the "Purchased Assets") but not including the Excluded Assets (as hereinafter defined):

          (a) Intellectual Property. All right, title, and interest in all trade secrets, technical knowledge, know-how, all the books and records of the Seller relating to the purchase of materials, supplies, services, operations matters, product, design, importation and sale of goods and products, and all customer and vendor lists relating to the operation of the Business and all files and documents, including credit information, relating to customers and vendors of the Business, wherever located that is used in the normal course of the Business, provided that the Seller may keep duplicate copies of any records required to be retained by the Seller under applicable Law (collectively, the "Intellectual Property");

          (b) Inventories. All goods located at 99 New Hook Road, Unit #5, Bayonne, New Jersey, listed or described on Schedule 2.1(b) attached hereto (collectively, "Inventories");

          (c) Contract Rights. All rights and incidents of interest as of the date hereof in and to all contracts and orders with retailers, distributors and manufacturers, and the license agreement between the Seller and Bill Blass Licensing Company, Inc. (individually a "Material Contract" and collectively, "Material Contracts");

          (d) Goodwill. All goodwill of the Business.

     2.2 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the following rights, properties, and assets (collectively, the "Excluded Assets") will not be included in the Purchased Assets:

          (a) Ordinary Course of Business Dispositions. All of the Receivables and Inventories which have been collected, sold, transferred, consumed, or otherwise disposed of by the Seller prior to the Closing.

          (b) Corporate Documents. Seller's corporate seal, minute books, charter documents, corporate stock record books, and such other books and records as pertain to the organization, existence, or share capitalization of Seller and duplicate copies of such records included in the Purchased Assets as are necessary to enable Seller to file its tax returns and reports or as are otherwise required to be retained by Seller under applicable Law, and any other records or materials relating to Seller generally and not involving or relating to the Purchased Assets or the operation or operations of the Business.

          (c) Rights under this Agreement. Seller's rights arising out of or relating to this Agreement or the transactions contemplated hereby;

          (d) Cash; Stock Consideration; Other Excluded Assets. All of the Seller's cash and cash equivalents on hand and/or in banks, including without limitation cash and balances due from the Seller's factors ("Cash"), and the Stock Consideration;

ARTICLE III
CLOSING; CONSIDERATION

     3.1 Closing.

          (a) Subject to the terms and conditions of this Agreement, the consummation of the sale and purchase of Purchased Assets and the other transfers and deliveries to be made pursuant to this Agreement (the "Closing") shall take place on July 1, 2006, at 10:00 a.m. at the offices of Taresha, LLC, 99 New Hook Road, Unit #1, Bayonne, New Jersey, or at such other time and date as the parties hereto may agree (the "Closing Date").

          (b) All actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be conditioned upon and subject to the taking and delivery, on the Closing Date, of all other actions to be taken and documents to be executed and delivered on the Closing Date and if any such action is not taken or any such document is not delivered on the Closing Date, no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered.

     3.2 Consideration. The Buyer will pay for the Purchased Assets and the covenants of the Seller included herein, an aggregate purchase price consisting of 600,000 (six hundred thousand) restricted shares of Buyer's Common Stock, valued at $4.55 per share (based on the average closing price for the common stock for the ten trading days between June 7 and June 20, 2006, inclusive (the "Stock Consideration"). The total value of the Stock Consideration, $2,730,000 (two million seven hundred and thirty thousand dollars), is referred to herein as the "Purchase Price". Within 75 (seventy-five) days subsequent to the closing, the Buyer will file with the Securities and Exchange Commission to register the Stock Consideration.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

     In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof, the Seller represents and warrants to the Buyer as follows:

     4.1 Organization.

          (a) Seller is a limited liability corporation, duly organized, validly existing and in good standing under the laws of the State of New Jersey. Seller has all requisite right, power and authority to (i) own or lease and operate the Purchased Assets, (ii) conduct its Business as presently conducted, and (iii) engage in and consummate the transactions contemplated hereby.

     (b) Seller is duly licensed or qualified to do Business as a foreign corporation and is in good standing in each jurisdiction in which a material part of its properties owned or leased by it or the operation of a material part of its Business makes such licensing or qualification necessary. The Seller has heretofore delivered to the Buyer true and complete copies of the certificate of incorporation and other organizational documents of the Seller as currently in effect.

     (c) The Seller does not have any subsidiaries, any equity investments in, any securities of, or any other interests in, any Person.

     4.2 Authorization; Enforceability. Seller has the power and authority and has taken all necessary action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to take all other actions required to be taken by them pursuant to the provisions hereof and thereof. This Agreement has been duly executed and delivered by, and prior to the Closing Date will have been duly authorized by all necessary corporate action of the Seller. This Agreement is, and each of the other Transaction Documents to which Seller is a party, when executed and delivered by them, will be, legal, valid and binding upon and enforceable against such party, in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or by general equity principles.

     4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and the consummation by the Seller of the transactions contemplated hereby and thereby (i) will not violate, with or without the giving of notice or the lapse of time or both, any law, rule, regulation, court order, writ, judgment, injunction or decree applicable to any such party or the Purchased Assets, (ii) will not violate or breach the certificate of incorporation or by-laws of the Seller, (iii) will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default under, or result in the acceleration of the performance of the obligations of Seller under any Current License Agreement, or Material Contract to which the Seller is a party or by which the Seller or any of its respective assets is bound or affected, and (iv) will not result in the creation of any Lien, other than a Permitted Lien, on any of Purchased Assets.

     4.4 Consents and Approvals. Except for the approval of the assignment of the Bill Blass License no consent, approval, waiver or authorization of, or registration, qualification or filing with or notice to any Governmental Entity, or any other Person, is required to be made by the Seller in connection with the execution, delivery or performance of this Agreement by the Seller and/or the consummation by the Seller of the transactions contemplated hereby.

     4.5 Brokers. Seller has not employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the origination, negotiation or execution of this Agreement or any of the other Transaction Documents.

     4.6 Compliance with Laws.

          (a) Seller has operated its Business so as to comply with all applicable material foreign and domestic statutes, laws, ordinances, codes, governmental rules and regulations, judgments, orders, decrees, restrictions, licenses, property, privacy or other proprietary or intellectual property rights or any other rights whatsoever of any Person. Seller is not in violation of any applicable material law, ordinance, regulation or order relating to its operations or its owned, licensed or leased properties or rights.

          (b) Seller has obtained all material licenses, permits, franchises or other governmental authorizations necessary for the ownership or operation of its properties or the conduct of its Business as presently conducted.

     4.7 Litigation. There is no Proceeding pending, or to the knowledge of the Seller, threatened against the Seller that questions the validity of this Agreement, any other Transaction Document or any action taken or to be taken hereunder, or that would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement. The Seller is not in default under any judgment, order or decree of any Governmental Entity. There are no outstanding written tax audit requests or pending audits, against Seller.

     4.8 Seller Financial Statements.

          (a) The Seller has furnished to the Buyer a true and complete copy of the audited financial statement of the Seller as of, and for the year ended December 31, 2005 (collectively, the "Seller Financial Statements"). The Seller's Financial Statements (i) are in accordance with the books and records of the Seller, (ii) have been prepared in accordance with GAAP, (iii) fairly present the financial position and results of operations of the Seller on a consolidated basis as of the respective dates thereof and for the periods referred to therein, and (iv) include all adjustments, consisting only of normal accounting accruals, that are necessary for a fair presentation of the consolidated financial condition of the Seller and the results of operations for the periods covered thereby.

     4.9 Contracts. Section 2.1(c) sets forth all Material Contracts to which Seller is a party or by which Seller is bound. All such Material Contracts set forth in Section 2.1(c) (i) are in full force and effect and there are no material defaults, or events, conditions or occurrences which, with notice or lapse of time or both, would constitute a material default, by Seller, or, to the knowledge of the Seller by any other party to any such Material Contract, (ii) no consent of any third party is required under any Material Contract to consummate the transactions contemplated by this Agreement, and (iii) neither the execution and delivery nor the consummation of the transaction contemplated by this Agreement will result in the termination of any Material Contract. The Seller has made available to the Buyer true, correct and complete copies of all Material Contracts set forth in Section 2.1(c) .

     4.10 Title to Assets. Seller has, and following the Closing, the Buyer will have, good, valid, and transferable title to the Purchased Assets free and clear of all Liens.

     4.11 Sufficiency and Condition of Assets. Except for the Cash and Receivables, the Purchased Assets constitute all of the rights, properties, and assets of every kind, character, and description, wherever located and whether tangible or intangible, real or personal, or fixed or contingent, that are necessary to operate the Business as currently conducted by the Seller. All the Purchased Assets are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of Business and conform in all material respects to all applicable laws and permits relating to its construction, use, and operation.

     4.12 Intellectual Property. The Intellectual Property includes all of the intellectual property rights owned by or licensed to the Seller and used in the operation of the Business. To the knowledge of the Seller, the conduct of the Seller's Business as operated prior to the Closing did not and does not conflict with copyrights, trademarks, trade names, service marks or other intellectual property rights of others, (i) to the knowledge of the Seller, none of the Intellectual Property is invalid, (ii) Seller has not received written notice that any of the Intellectual Property rights infringes upon or violates the rights or claimed rights of any Person, and (iii) no litigation is pending or, to the knowledge of the Seller, threatened with respect to any of the Intellectual Property.

     4.13 Taxes. All returns in respect of Taxes required to be filed with respect to Seller for any period ending on or prior to the Closing Date have been timely filed, taking into account any extension of time to file granted to, or obtained on behalf of, such Seller, (i) all Taxes shown to be payable on such returns have been paid, (ii) no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Seller, (iii) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Seller is subject, and (iv) Seller is not a party to any Tax sharing, indemnity or allocation agreement.

     4.14 Absence of Certain Changes or Events. Except as contemplated by the Transaction Documents, since June 24, 2006, the Seller has not:

          (a) incurred any material obligation or liability, fixed or contingent, or engaged in any transactions except in the ordinary course of Business;

          (b) suffered any material adverse change in its financial condition, results of operations, properties or Business;

          (c) suffered the occurrence of any events which, individually or in the aggregate are reasonably expected to have a Seller Material Adverse Effect;

          (d) sold, transferred, leased or terminated any of its assets or properties which would have been included in the Purchased Assets, except for the sale of obsolete or worn out equipment and the collection of Receivables and sale of Inventory in the ordinary course of Business consistent with past practices;

          (e) transferred or granted any Intellectual Property or rights under any Master Contract immediately prior to the Closing, other than as a consequence of the conduct of Business in the ordinary course of Business;

          (f) suffered any material casualty, loss or damage with respect to any of its rights, properties or assets, whether or not such loss or damage shall have been covered by insurance; or

          (g) agreed to do any of the foregoing.

     4.15 Books and Records. The books of account and other financial and corporate records, including, without limitation, general ledgers and cost accounting records, of Seller is in all material respects complete and correct.

     4.16 Disclosure. No representation or warranty by the Seller contained in the Transaction Documents, and no certificate or schedule furnished or to be furnished by or on behalf of the Seller pursuant to the Transaction Documents, when taken together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER

     In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof and as of the Closing Date, the Buyer represents and warrants to the Seller as follows:

     5.1 Organization.

          (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of California. The Buyer has all requisite right, power and authority to (i) own or lease and operate its properties and assets, (ii) conduct its Business as presently conducted, and (iii) engage in and consummate the transactions contemplated hereby.

          (b) The Buyer is duly licensed or qualified to do Business as a foreign corporation and is in good standing in each jurisdiction in which a material part of its properties owned or leased by it or the operation of a material part of its Business makes such licensing or qualification necessary. The Buyer has heretofore delivered to the Seller true and complete copies of the certificate of incorporation and other organizational documents of the Buyer as currently in effect.

     5.2 Authorization; Enforceability. The Buyer has the power and authority and has taken all necessary action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. This Agreement has been duly executed and delivered by, and prior to the Closing Date will have been duly authorized by all necessary corporate action of, the Buyer. This Agreement is, and each of the other Transaction Documents to which the Buyer is a party, when executed and delivered by it, will be, legal, valid and binding upon and enforceable against it, in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or by general equity principles.

     5.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby (i) will not violate, with or without the giving of notice or the lapse of time or both, any law, rule, regulation, court order, writ, judgment, injunction or decree applicable to the Buyer or any of its properties or assets, (ii) will not violate or breach the organizational documents of the Buyer, (iii) will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Buyer under any material Contract to which such Buyer is a party or by which the Buyer or any of its assets is bound or affected, and (iv) will not result in the creation of any Lien on any of the assets or properties of the Buyer.

     5.4 Consents and Approvals. No consent, approval, waiver or authorization of, or registration, qualification or filing with or notice to any Governmental Entity, or any other Person, is required to be made by the Buyer in connection with the execution, delivery or performance of this Agreement by the Buyer and/or the consummation by the Buyer of the transactions contemplated hereby.

     5.5 Brokers. The Buyer has not employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the origination, negotiation or execution of this Agreement.

     5.6 Compliance with Laws.

          (a) The Buyer has operated its business so as to comply with all applicable material foreign and domestic statutes, laws, ordinances, codes, governmental rules and regulations, judgments, orders, decrees, restrictions, licenses, property, privacy or other proprietary or intellectual property rights or any other rights whatsoever of any Person. The Buyer is not in violation of any applicable material law, ordinance, regulation or order relating to its operations or its owned, licensed or leased properties or rights.

          (b) The Buyer has obtained all material licenses, permits, franchises or other governmental authorizations necessary for the ownership or operation of its properties or the conduct of the Buyer's business.

     5.7 Litigation. There is no Proceeding pending, or to the knowledge of the Buyer, threatened against the Buyer that questions the validity of this Agreement or that would have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement or any other Transaction Document. The Buyer is not in default under any judgment, order or decree of any Governmental Entity. There are no outstanding written tax audit requests or pending audits, against the Buyer.

     5.8 Authorization of Stock Consideration. The issuance, sale and delivery of the Stock Consideration to the Seller has been duly authorized by all requisite corporate action by the Buyer and the Stock Consideration to be issued to the Seller, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of the Buyer.

     5.9 Disclosure. No representation or warranty by the Buyer contained in the Transaction Documents, and no certificate or schedule furnished or to be furnished by or on behalf of the Buyer pursuant to the Transaction Documents, when taken together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

ARTICLE VI
CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

     All obligations of the Buyer under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Buyer, in its sole discretion:

     6.1 Seller's Performance. The Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them, and the Seller's representations and warranties shall be true in all material respects as of the Closing Date as if made on the Closing Date. The Buyer shall have received a certificate, dated as of the Closing Date, executed on behalf of the Seller certifying that the conditions specified in this Section 6.1 have been fulfilled.

     6.2 Secretary's Certificate. Seller shall have delivered to the Buyer a certificate executed on behalf of such Seller by the authorized Secretary thereof dated the Closing Date certifying with respect to (i) a copy of such Seller's certificate of incorporation and bylaws as in effect on the Closing Date and that such Seller is not in violation of or default under any provision of its certificate of incorporation or bylaws as of and on such Closing Date, (ii) board resolutions of Seller authorizing the transactions contemplated by this Agreement, (iii) shareholder resolutions authorizing the transactions contemplated in this Agreement and (iv) incumbency matters and such other proceedings relating to the authorization, execution and delivery of this Agreement as may be reasonably requested by the Buyer.

     6.3 Institution of Proceedings; Injunction. There shall not have been instituted by any Person, including any Governmental Entity, any bona fide Proceeding to restrain or invalidate the transactions contemplated by any of the Transaction Documents, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in a Proceeding against the consummation of the transactions contemplated by any of the Transaction Documents.

     6.4 Deliveries by Seller. The Seller shall have delivered to the Buyer:

          (a) Transfer Documents. Such bills of sale, assignments, general warranty deeds, and other good and sufficient instruments of transfer as the Buyer may reasonably request conveying and transferring to the Buyer title to the Purchased Assets free and clean of all liens and encumbrances which shall be in form and substance reasonably satisfactory to the Buyer, on the hand, and the Seller, on the other hand.

          (b) Certified Resolutions. Certified resolutions of (i) the Boards of Directors of Seller and (ii) shareholder resolutions of Seller, approving the execution and delivery of this Agreement and the other Transaction Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

          (c) Tax Certificates. Any clearance certificates or similar documents that are required by any taxing authority in order to relieve the Buyer of any obligation to withhold any portion of the considerations paid to the Seller pursuant to this Agreement.

          (d) Good Standing Certificates. Governmental certificates showing that the Seller is duly incorporated and in good standing in the state or jurisdiction of its incorporation as applicable, certified as of a date not more than ten days before the Closing Date.

          (e) Lien Searches. Lien Searches for federal and state tax liens, judgment liens, and other liens on standard form of Request for Information (Uniform Commercial Code Form UCC-11) for entries in the names of Seller, including under any assumed names, completed and certified by the Secretary of State of the applicable state or jurisdiction of its incorporation, dated no earlier than 20 days prior to the date of this Agreement and showing the absence of any such liens on the Assets.

ARTICLE VII
CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

     All obligations of the Seller under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Seller, in its sole discretion:

     7.1 Buyer's Performance. The Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, and the Buyer's representations and warranties shall be true in all material respects as of the Closing Date as if made on the Closing Date. The Seller shall have received a certificate, dated as of the Closing Date, executed on behalf of the Buyer certifying that the conditions specified in this Section 7.1 have been fulfilled.

     7.2 Secretary's Certificate. The Buyer shall have delivered to the Seller a certificate executed on behalf of the Buyer by the authorized Secretary thereof dated the Closing Date certifying with respect to (i) a copy of the Buyer's certificate of incorporation and bylaws as in effect on the Closing Date and that such Buyer is not in violation of or default under any provision of its certificate of incorporation or bylaws as of and on such Closing Date, (ii) board resolutions of the Buyer authorizing the transactions contemplated by this Agreement, and (iii) incumbency matters and such other proceedings relating to the authorization, execution and delivery of this Agreement as may be reasonably requested by the Seller.

     7.3 Institution of Proceedings; Injunction. There shall not have been instituted by any Person, including any Governmental Entity, any bona fide Proceeding to restrain or invalidate the transactions contemplated by any of the Transaction Documents, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in a Proceeding against the consummation of the transactions contemplated by any of the Transaction Documents.

     7.4 Deliveries by the Buyer. The Buyer shall have delivered to the Seller:

          (a) Purchase Price. Following the Closing, a copy of the certificate representing the Stock Consideration and a copy of the S-3 Registration Statement.

          (b) Certified Resolutions. Certified resolutions of the Board of Directors of the Buyer approving the execution and delivery of this Agreement and the other Transaction Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

          (c) Good Standing Certificates. Governmental certificates showing that the Buyer is duly incorporated and in good standing in the state or jurisdiction of its incorporation, certified as of a date not more than ten days before the Closing Date.

          (d) Other Documents. Such additional information and materials as the Buyer shall reasonably request.

ARTICLE VIII
INDEMNIFICATION

     8.1 Indemnity by the Seller. The Seller jointly agree to indemnify and hold harmless the Buyer and the Buyer's Affiliates, officers, directors, employees and agents (collectively, the "Buyer Indemnified Parties") from and against, and to reimburse the Buyer with respect to, any and all Losses incurred by the Buyer Indemnified Parties by reason of or arising out of or in connection with (i) the breach of any representation or warranty contained in Article IV hereof, or any certificate or schedule delivered by the Seller to the Buyer under this Agreement, or (ii) the failure or Seller to perform any agreement required by this Agreement to be performed by them.

     8.2 Indemnity by the Buyer. The Buyer agrees to indemnify and hold harmless the Seller, and its respective Affiliates, officers, directors, employees and agents (collectively, the "Seller Indemnified Parties"), from and against, and to reimburse the Seller Indemnified Parties on demand with respect to, any and all Losses incurred by the Seller Indemnified Parties by reason of or arising out of or in connection with (i) the breach of any representation or warranty contained in Article V hereof or in any certificate or schedule delivered by the Buyer to the Seller pursuant to the provisions of this Agreement, or (ii) the failure or breach of the Buyer to perform any agreement required by this Agreement to be performed by them.

     8.3 Limitations on Indemnification. Neither the Buyer Indemnified Parties, on the one hand, nor the Seller Indemnified Parties, on the other hand, shall be entitled to be indemnified pursuant to clause (i) of Section 8.1 hereof, or pursuant to clause (i) of Section 8.2 hereof, as the case may be, unless, until and to the extent that the aggregate of all Losses (other than those referred to in the proviso to this sentence) incurred by the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be ("Aggregate Losses"), exceeds $25,000; provided that, notwithstanding the foregoing, the Seller Indemnified Parties shall be entitled to be indemnified on a dollar-for-dollar basis from and against all Losses arising out of or in connection with the breach by the Buyer of Section 5.6, and the Buyer Indemnified Parties shall be entitled to be indemnified on a dollar-for-dollar basis from and against all Losses arising out of or in connection with the breach by the Seller of Section 4.6 hereof. In no event shall the liability of the Seller, on the one hand, or the Buyer, on the other hand, for all Aggregate Losses hereunder exceed 100% of the amount of the Purchase Price received by the Seller as of the date on which payment of such Losses is made by the applicable indemnifying party (the "Indemnity Cap"); provided however, that if such Aggregate Losses exceed the Indemnity Cap, they shall remain accrued and shall be paid promptly at such time, if any, that the payment of an installment of the Purchase Price shall be made (which shall increase the Indemnity Cap by the amount of such payment), at which time the applicable indemnifying party shall promptly pay over any such accrued excess plus interest as provided in Section 8.4(f), subject to the then applicable Indemnity Cap. The representations and warranties contained in or made pursuant to this Agreement shall survive the Closing Date, regardless of any investigation made by or on behalf of any party, through June 30, 2007. Claims made for indemnification hereunder for a breach of a representation or a warranty or an agreement must be made in writing with reasonable specificity on or prior to June 30, 2007; provided however, that claims made for indemnification for a breach of the representations and warranties contained in Sections 4.6 and 5.6 hereof may be made at any time until the expiration of the statute of limitations applicable to claims made with respect to such representations and warranties.

     8.4 Procedures for Certain Claims.

          (a) In order to be entitled to indemnification under Section 8.1 or 8.2 hereof, whether or not in respect of, arising out of or involving a Third Party Claim, as hereinafter defined below, the indemnified party seeking to be indemnified shall furnish written notice promptly thereof to the indemnifying parties, which notice shall specify in reasonable detail the basis for such claim for indemnification; provided, however, that the failure to notify the indemnifying parties shall not relieve the indemnifying parties from any liability which they may have under this Agreement, except to the extent that such party has been materially prejudiced by such failure.

          (b) In order to be entitled to indemnification under Section 8.1 or 8.2 hereof, in respect of, arising out of or involving a claim, demand or commencement of any action (a "Third Party Claim") made by any third party against an indemnified party, the indemnified party shall promptly notify the indemnifying parties in writing and in reasonable detail of the Third Party Claim; provided, however, that the failure to notify the indemnifying parties shall not relieve the indemnifying parties from any liability which they may have under this Agreement, except to the extent that such party has been materially prejudiced by such failure.

          (c) If a Third Party Claim shall be made against an indemnified party, the indemnifying parties shall be entitled to participate in the defense thereof and to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.

          (d) After notice from the indemnifying parties to the indemnified party of its election to assume the defense of the Third Party Claim, the indemnifying parties shall not be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation; provided, however, that if counsel defending such Third Party Claim shall advise the parties of a potential conflict of interest arising from the existence of one or more legal defenses available to the indemnified party which are different from or additional to those available to a Company, the indemnifying party or its Affiliates, then the indemnified party may retain separate counsel to defend it and in that event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying parties if applicable under this Article VIII. Subject to the proviso to the foregoing sentence, if the indemnifying parties assume such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying parties. The indemnifying parties shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying parties have not assumed the defense thereof if they ultimately are found to be liable under Section 8.1 or 8.2 hereof, to indemnify the indemnified party. If the indemnifying parties choose to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

          (e) Whether or not the indemnifying parties shall have assumed the defense of a Third Party Claim, the indemnified party shall not without the indemnifying parties' written consent, which shall not be unreasonably withheld or delayed, admit any liability with respect to, or settle, compromise or discharge such Third Party Claim in excess of $5,000 individually or $25,000 in the aggregate unless, in connection with such admission, settlement or compromise, the indemnified party shall assume liability therefor under Section 8.1 or 8.2. Without the indemnified party's written consent, the indemnifying parties shall not settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or other plaintiff to the indemnified party of a written release from all liability in respect of such Third Party Claim or if such settlement shall include injunctive or other relief that affects or relates to the right or obligations of such indemnified party, other than the obligation to pay monetary damages where such damages have been satisfied by the indemnifying parties or its respective Affiliates.

          (f) All indemnification payments hereunder shall be made, together with interest thereon at a per annum rate equal to the Prime Rate plus 2%; from the date that is 30 days after the date of the indemnified party's notification of the applicable Loss to the date paid.

ARTICLE IX
FURTHER AGREEMENTS

     9.1 Access to Information. Prior to the Closing Date, the Seller will afford to the Buyer, through its officers, attorneys, accountants and authorized representatives, reasonable access to the offices, properties, books and records of Seller on reasonable notice during normal Business hours in order to permit the Buyer to make such investigation of the Business, properties and operations of Seller as the Buyer may deem necessary or desirable. The Buyer will conduct its due diligence investigation in a manner which will not interfere with the ongoing Business of Seller; and the Buyer will coordinate communications with the employees through representatives of the Seller and will use its best efforts to maintain the confidentiality of the transaction contemplated hereby with respect to the employees prior to the Closing Date.

      9.2 Confidentiality; Publicity.

          (a) The Buyer, on the one hand, and the Seller, on the other hand, shall keep confidential all information obtained by it or them with respect to the other in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated, each shall return to the other upon request, without retaining a copy thereof, any schedules, documents, or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (a) is required to be disclosed by Law, pursuant to an order or request of a judicial authority or Governmental Entity having competent jurisdiction, or pursuant to the rules and regulations of any national stock exchange applicable to the disclosing party and its Affiliates, provided the party seeking to disclose such information provides the other party with reasonable prior written notice thereof, or (b) which can be shown to have been generally available to the public other than as a result of a breach of this Section 9.2.

          (b) The Buyer, on the one hand, and the Seller, on the other hand, will maintain in confidence the transactions contemplated by this Agreement and the terms thereof, and none of such persons will issue any press release or make any other public announcement or public disclosure relating to the transactions contemplated by this Agreement or the terms thereof without the written prior consent of the other party, provided that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is required to do so and gives prior notice to the other party. The Buyer agrees that, prior to the Closing Date, it will not make any disclosure regarding the transactions contemplated hereby to any employees of the Seller without the prior written consent of the Seller.

     9.3 Conduct of Business. From and after the date hereof and prior to the Closing Date, the Seller shall conduct its Business in the ordinary course thereof, consistent with past practices, except as may be reasonably necessary or desirable to effectuate the transactions contemplated hereby.

     9.4 Reasonable Efforts. Each of the parties shall use reasonable efforts to effectuate the transactions hereby contemplated and to fulfill the conditions to the other party's obligations set forth in Article VI and VII hereof, as applicable.

ARTICLE X
TAX MATTERS

     10.1 Tax Indemnity. The following provision shall govern the allocation of responsibility as between the Buyer and the Seller for certain tax matters following the Closing Date:

          (a) The Seller agree to indemnify the Buyer against all Taxes of the Company.

     10.2 Miscellaneous.

          (a) The Seller and the Buyer agree to treat all payments made under the indemnity provisions of this Agreement as adjustments to the Purchase Price for Tax purposes.

          (b) Payments by the Seller hereunder shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any tax benefit realizable by the Buyer or any Company by reason of the deductibility of such liability or damage, determined by multiplying such deductible amount by the then applicable highest effective corporate income tax rate, (ii) any indemnity, contribution or other similar payment recoverable by the Buyer or any Company from any third party with respect thereto, and (iii) any reserves.

          (c) Neither the Buyer nor any Company, nor any of its Affiliates, shall make any election under section 338 of the Code with respect to the transactions contemplated by this Agreement.

          (d) Notwithstanding any provision in this Agreement to the contrary, the obligation of the Seller to indemnify and hold harmless the Buyer and the Companies under this Agreement for Taxes shall terminate at the close of business on the expiration of the applicable statute of limitations with respect to the Tax liabilities in question.]

ARTICLE XI
TERMINATION

     11.1 Right to Terminate. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

          (a) by the mutual written consent of the Buyer and the Seller;

          (b) by the Buyer, upon written notice to the Seller, if the Seller has not fulfilled one or more of the conditions specified in Article VI at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice the Buyer has complied in all material respects with its obligations under this Agreement, provided further that the Seller shall have 10 days after the notice sent by the Buyer pursuant to this subsection (b) in which to fulfill such conditions not fulfilled;

          (c) by the Seller, upon written notice to the Buyer, if the Buyer has not fulfilled one or more of the conditions specified in Article VII at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice the Seller has complied in all material respects with its obligations under this Agreement, provided further that the Buyer shall have 10 days after the notice sent to the Buyer pursuant to this subsection (c) in which to fulfill such conditions not fulfilled.

     11.2 Effect of Termination. In the event of a termination of this Agreement pursuant to any subsection of Section 11.1 all further obligations of the parties under this Agreement except for the obligations under Section 9.2 shall terminate, no party shall have any right under this Agreement against any other party except as set forth in this Section 11.2, and each party shall bear its own costs and expenses; provided, however, that termination under Section 11.1 shall not relieve any party of liability for any failure to perform or comply with this Agreement prior to the date of termination, or constitute a waiver of any claim with respect thereto.

ARTICLE XII
MISCELLANEOUS PROVISIONS

     12.1 Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by prepaid courier, with guaranteed next day service or other guaranteed delivery date, to the parties at the addresses set forth below its names below, or at such other addresses as shall be specified by the parties by like notice.

If to the Seller:

Taresha, LLC
99 New Hook Road, Unit #1
Bayonne, NJ 07002
Attention: Haresh T. Tharani

With a copy to:

Thelen Reid & Priest LLP
875 Third Avenue
New York, NY 10022
Attention: H. Joseph Mello, Esq.

If to the Buyer:

Nitches, Inc.
10280 Camino Santa Fe
San Diego, CA 92121
Attention: Chairman

With copies to:

Duane Morris LLP
101 West Broadway, Suite 900
San Diego, CA 92101
Attention: Jamie Mercer Esq.

     Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of delivery by courier service with guaranteed delivery, the day guaranteed by such service for delivery.

     12.2 No Offset: Cross Default. The Buyer shall have no right to, and shall not, offset any amounts payable by the Buyer to any Seller under Section 3.2 hereof against any amounts owed to the Buyer by any Seller under Article VIII of this Agreement except to the extent (i) the Seller shall have agreed in writing that the applicable amount to be offset is then due and owing or (ii) there shall have been entered a final judgment by a court of competent jurisdiction which is not subject to appeal or as to which the time to appeal has expired, which holds that the applicable amount to be offset is then due and owing by the Seller to the Buyer.

     12.3 Survival. All statements, certifications, indemnifications, representations and warranties made hereby by the parties to this Agreement, and its respective covenants, agreements and obligations to be performed pursuant to the terms hereof, shall survive the Closing Date and the representations and warranties made hereby by the parties shall terminate on February 28, 2007; provided however, that the representations and warranties contained in Sections 4.6 and 5.6 shall survive until the expiration of the statute of limitations applicable to claims made with respect to such representations and warranties.

     12.4 Entire Agreement. This Agreement and the exhibits and schedules to this Agreement and the other Transaction Documents contain every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

     12.5 Assignment. This Agreement may not be assigned by any party without the written consent of the other party, except that this Agreement be assigned by any party hereto to an Affiliate, provided that the assigning party shall remain jointly and severally liable with such Affiliate for its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and permitted assigns.

     12.6 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by such party to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

     12.7 Books and Records. From and after the Closing, the Buyer shall provide the Seller with such information as may be reasonably requested for all periods prior to the Closing Date to enable the Seller to prepare tax returns and financial and other reports and the Seller shall, on reasonable notice to the Buyer, have access during usual Business hours to the books and records included in the Purchase Assets for all periods prior to the Closing Date and may make copies and extracts from such books and records, for all reasonable Business and tax purposes. The Buyer agrees to retain its books and records for all periods prior to the Closing Date for at least 10 years after the Closing Date.

     12.8 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and its respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     12.9 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

     12.10 Expenses; Transfer Taxes. Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith. The Buyer agrees to pay all sales, transfer, stamp, real property transfer or gains and similar Taxes incurred in connection with the transfer of the Purchased Assets contemplated hereby.

     12.11 Headings. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules and exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a schedule is or is not material for purposes of this Agreement. Notwithstanding anything contained herein to the contrary, any item or group of items that is disclosed with reasonable specificity by a party in a schedule attached hereto shall be deemed to be disclosed by such party on all other schedules attached hereto for all purposes of this Agreement as to which the applicable disclosure on its face applies.

     12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.13 Governing Law; Jurisdiction. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of California without reference to the choice of law principles thereof. Each party hereto agrees that any action, proceeding or claim it commences against any other party pursuant to this Agreement shall be brought in either the courts of the State of California, sitting in San Diego County, or the courts of the United States for the Southern District of California. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of California, sitting in San Diego County, and the courts of the United States for the Southern District of California. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 12.1. Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

     12.14 Number and Gender. Whenever the context of this Agreement requires, words used in the singular shall be construed to include the plural and vice versa, and pronouns of whatsoever gender shall be deemed to include and designate the masculine, feminine, or neuter gender.

     12.15 Further Assurances. From time to time following the Closing, the Seller shall execute and deliver, or cause to be executed and delivered, to the Buyer such other instruments of conveyance and transfer as the Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Buyer and to put the Buyer in possession of, any part of the Purchased Assets. From time to time following the Closing, the Buyer shall execute and deliver, or cause to be executed and delivered, to the Seller such other instruments and documents as the Seller may reasonably request or as may be otherwise necessary to more effectively consummate the transactions contemplated hereby. Following the Closing, the Seller agree to forward to the Buyer any correspondence or other communications relating to the Purchased Assets, received by them.

     12.16 Remedies. The parties acknowledge and understand that its obligations pursuant to Sections 9.1 and 9.2 of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of such provisions of this Agreement would cause the other parties irreparable harm. In the event of a breach or threatened breach by any of the parties of the provisions of Sections 9.1 or 9.2 of this Agreement, the non-breaching party shall be entitled to seek specific performance or an injunction restraining any or all of the breaching parties from such breach. Nothing herein contained shall be construed as prohibiting any party from or limiting any party in pursuing any other remedies available for any breach or threatened breach of Sections 9.1 or 9.2 of this Agreement.

     12.17 Bulk Sales. The Buyer waives compliance by the Seller with the provisions of the so-called bulk sales Law of any jurisdiction; provided, however, that the Seller will indemnify defend, and hold harmless the Buyer in respect of any damage, loss, liability, cost, expense or obligation and any claims, demands or suits relating to, resulting from, or arising out of, the Seller's failure to so comply with such Laws in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

TARESHA LLC

/s/ HARESH T. THARANI
By:	Haresh T. Tharani
Title:	Owner

NITCHES, INC.

/s/ STEVEN P. WYANDT
By:	Steven P. Wyandt
Title:	Chairman

WRITTEN CONSENT SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF NITCHES, INC.

     THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IN THE ABSENCE OF ANY DIRECTION, THIS CONSENT WILL BE VOTED FOR APPROVAL OF THE ACQUISITION AGREEMENT BETWEEN NITCHES, INC. AND TARESHA, LLC.

1.	Proposal to approve the terms of the Acquisition Agreement between Nitches, Inc. and Taresha, LLC.

[MARK ONLY ONE OF THE FOLLOWING THREE BOXES]

	☐	CONSENTS / FOR

	☐	WITHHOLDS CONSENT / AGAINST

	☐	ABSTAINS

2.	I represent that I own the following number of shares of the Company’s common stock (please insert correct number) _________________

         Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the consent form. A consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date: _________________, 2006
Signature

Signature if held jointly

IMPORTANT
PLEASE COMPLETE, SIGN, AND DATE YOUR
WRITTEN CONSENT PROMPTLY
AND RETURN IT IN THE ENCLOSED ENVELOPE